Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

of

THE KRAFT HEINZ COMPANY

(Effective as of July 2, 2015)

ARTICLE I

Offices

The Kraft Heinz Company (the “Corporation”) may have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

Section 2. Special Meetings.

(a) A majority of the Board of Directors or the Chairman of the Board of Directors (the “Chairman”) may call special meetings of the stockholders. Special meetings shall be held solely for the purposes specified in the notice of meeting.

(b) The Board of Directors shall call a special meeting of stockholders after the Secretary of the Corporation (the “Secretary”) receives a valid request or requests for a special meeting of stockholders from the record holders of shares representing at least twenty percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of the Corporation’s capital stock entitled to vote on the matter(s) proposed to be voted on at such meeting. To be valid, the request or requests must (i) be written; (ii) be delivered to the Secretary at the Corporation’s principal executive office (the date on which the Secretary receives the request is the “Delivery Date”); (iii) include (1) the specific purpose(s) of the special meeting of stockholders and the matter(s) proposed to be voted on at the special meeting, (2) with respect to stockholders requesting the special meeting (except for any stockholder that (A) is not an affiliate or associate of or acting in concert with any other requesting stockholder and (B) has requested the special meeting in response to a solicitation statement filed by another stockholder seeking support from the Requisite Percentage of stockholders for such special meeting pursuant to, and in accordance with, Section 14(a) of the Exchange Act (a “Solicited Stockholder”)), the information specified in the third paragraph of Article II, Section 6 of these By-Laws of the Corporation (the “By-Laws”) (as if such special meeting was an annual meeting), and (3) documentary evidence that the requesting record holders own the Requisite Percentage at the time the Secretary receives the request; and (iv) be signed and dated by the record holder(s). If the requesting record holder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the written request must also include documentary evidence that the beneficial owners on whose behalf the request(s) are made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage on the Delivery Date. The stockholders (except for any Solicited Stockholders) requesting the special meeting shall (i) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (ii) promptly update and supplement any information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the special meeting and (2) as of the date that is 10 days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. Any stockholder who submitted a written request for a special meeting of stockholders may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive offices. In addition, any Requesting Holder’s failure to appear at the special meeting of stockholders or to send the Requesting Holder’s qualified representative to the special meeting of stockholders to present such matter(s) to be voted on at the special meeting of stockholders also constitutes a revocation of such request.

The Corporation is not required to call a special meeting of stockholders pursuant to this Section 2(b) with respect to any matter if (i) an identical or substantially similar matter was included on the agenda of any annual or special meeting of stockholders held within 60 days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within 90 days after the Delivery Date (for purposes of this clause (i), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors), or (ii) the purpose of the special meeting of stockholders is not a proper matter for stockholder action or is otherwise unlawful, or (iii) the written request for a special meeting of stockholders itself violated applicable law(s) or was not made in accordance with these By-Laws.

The business conducted at the special meeting of stockholders called in accordance with this Section 2(b) shall be limited to the business set forth in the notice of the special meeting; provided that the Board of Directors may submit additional matters to the stockholders at the special meeting by including those matters in the notice of the special meeting of stockholders.

Section 3. Place of Meetings. All meetings of the stockholders shall be held at such places as from time to time may be fixed by the Board of Directors, either within or without the State of Delaware. In addition to or instead of holding a meeting at a physical location, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall be held by remote communications in any manner permitted by the DGCL.

Section 4. Notice of Meetings. (a) Notice, stating the place, day and time and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified in the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended and together with any Certificate of Designation relating to any class or series of Preferred Stock, the “Certificate of Incorporation”), herein or by law), to each stockholder of record in respect of the business to be transacted thereat. Notwithstanding the foregoing, notice may be given to stockholders sharing an address in the manner and to the extent permitted by the DGCL. Notice may be given in any manner permitted by the DGCL.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented. No notice shall be required for actions taken by written consent.

(b) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purposes of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than 10 days nor more than 60 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 5. Quorum and Adjournment. At all meetings of the stockholders, unless a greater number or voting by classes or series is required by law, by the Certificate of Incorporation or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new voting record date is set for that meeting. The chairman of the meeting of stockholders shall have the right and authority to adjourn or recess the meeting. The stockholders, even though less than a quorum, may adjourn the meeting.

Section 6. Organization and Order of Business.

(a) The Chairman, the Vice Chairman of the Board of Directors (the “Vice Chairman”), the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or any such other person as the Chairman, Vice Chairman or Chief Executive Officer may appoint, shall act as chairman of all meetings of the stockholders. The Secretary, or an Assistant Secretary of the Corporation (an “Assistant Secretary”), in the Secretary’s absence, shall act as secretary at all meetings of the stockholders. In the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe and enforce such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business, the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(c) At each annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6; provided, that notice procedures in connection with the election of directors shall be determined in accordance with Article III, Section 4. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, not more than 150 days prior to the date of such annual meeting and not less than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the Secretary, whether pursuant to this Section 6 or Section 2 of this Article II (other than with respect to Solicited Stockholders), shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder proposing such business, and the name and address of any beneficial owner on whose behalf the proposal is being made; (iii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice; (iv) the class, series and number of shares of capital stock of the Corporation owned, directly or indirectly, beneficially and of record by the stockholder and any beneficial owner on whose behalf the proposal is made, and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Corporation’s securities; (v) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the proposal is being made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Corporation’s securities; and (vi) any material interest of the stockholder, and any beneficial owner on whose behalf the proposal is made and their respective affiliates or associates or other parties with whom they are acting in concert, in such business. The stockholder shall (A) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (B) promptly update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. The Secretary shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of the meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman of the meeting should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a stockholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 7. Voting. A stockholder may vote his, her or its shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspectors of election appointed in accordance with Section 9, at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. Each holder of record of capital stock of any class or series shall, as to all matters in respect of which capital stock of such class or series has voting power, be entitled to such vote as is provided in the Certificate of Incorporation for each share of capital stock of such class or series standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of stockholders. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder’s proxy, if there be such proxy; provided, however, that if authorized by the Board of Directors, any stockholder vote to be taken by written ballot may be satisfied by a ballot submitted by electronic transmission by the stockholder or the stockholders proxy, provided, further that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or the stockholders proxy.

Except as otherwise required by law, the Certificate of Incorporation, these By-Laws or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided, that the election of directors shall be determined in accordance with Article III, Section 4(b), and provided further that if a different or minimum vote is required or provided for such matter by law, the Certificate of Incorporation, these By-laws or by the rules of any stock exchange upon which shares of the Corporation’s capital stock are listed, such different or minimum vote shall be the required vote on such matter. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted “for” a proposal must exceed the number of shares voted “against” that proposal, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that proposal.

Section 8. Proxies. A stockholder or stockholder’s authorized officer or agent may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form or by an electronic transmission. An electronic transmission shall set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. For purposes of this Section 8 and the remainder of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Inspectors. At every meeting of the stockholders, one or more inspectors shall receive and take in charge the proxies, receive and count all votes, and decide questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. The Corporation or the chairman of the meeting shall appoint such inspectors. The inspectors shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE III

Board of Directors

Section 1. General Powers. Except as provided in the Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number. The number of directors shall be fixed, or determined in the manner provided by, the Certificate of Incorporation.

Section 3. Term of Office. Each director shall serve for the term expiring at the next annual meeting of stockholders following their election or appointment and until a successor shall have been duly elected and qualified.

Section 4. Nomination and Election of Directors.

(a) At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors.

(b) Except as provided in subsection (c) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director.

(c) Subsection (b) shall not apply to any election of directors if, as of the expiration of the time when a stockholder may give notice of a nomination of a director pursuant to subsection (d) of this Section 4, there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by stockholders. A nominee for director in an election to which this subsection (c) applies shall be elected by a plurality of the votes cast in such election.

(d) Subject to the rights of any series of Preferred Stock, no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this subsection (d). Nominations of persons for election to the Board of Directors may be made (i) by the Board of Directors or any committee designated by the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this subsection (d). Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a stockholder’s intent to nominate one or more persons for election as directors at the applicable meeting of stockholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary and received (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, not more than 150 days prior to the date of such annual meeting and not less than 120 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 120 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such stockholder’s notice shall set forth (i) as to the stockholder giving the notice, (1) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder, and the name and address of any beneficial owner on whose behalf the nomination is being made; (2) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (3) the class, series and number of shares of capital stock of the Corporation owned beneficially, directly or indirectly, and of record by such stockholder and any beneficial owner on whose behalf the notice is given and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument or similar contract or agreement the value of or return on which is based on or linked to the value of or return of any of the Corporation’s securities; (4) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the stockholder and any beneficial owner on whose behalf the nomination has been made, or any of their respective affiliates or associates or other parties with whom they are acting in concert, has a right to vote or direct the voting of any of the Corporation’s securities; and (5) a description of all arrangements or understandings between such stockholder or such beneficial owner or any of their respective affiliates or associates or other parties with whom they are acting in concert and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; and (ii) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person; (2) the principal occupation or employment of such person; (3) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by such person; (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act; and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The stockholder shall (i) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this By-Law and (ii) promptly update and supplement information previously provided to the Corporation pursuant to this By-Law, if necessary, so that the information provided or required to be provided shall be true and complete (1) as of the voting record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices. The Secretary shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary all such information pertaining to such person that is required to be set forth in a stockholder’s notice of nomination. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such nomination, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

Notwithstanding anything in these By-Laws to the contrary, except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation or any Certificate of Designation relating to any class or series of Preferred Stock, no persons may be nominated for election to the Board of Directors except in accordance with the procedures set forth in this Section 4. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this subsection (d). If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5. Chairman; Vice Chairman. The Board of Directors shall elect from among its members (i) a director designated as the Chairman and (ii) a director designated as the Vice Chairman . The Chairman shall serve as chairman of the Board of Directors and preside at meetings of the stockholders and of the Board of Directors. Each of the Chairman and the Vice Chairman shall have such duties as may be assigned to him or her by the Board of Directors.

Section 6. Organization. At all meetings of the Board of Directors, the Chairman, or, in the absence of the chairman, the Vice Chairman, shall act as chairman of the meeting. In the absence of the Chairman and the Vice Chairman, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary of meetings of the Board of Directors. In the absence of the Secretary or an Assistant Secretary at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

Section 7. Place of Meeting and Action Without Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware. The Board of Directors may meet in person or by telephone, video conference or other communications equipment by means of which all persons participating in such meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or any such committee consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or of such committee.

Section 8. Organizational Meeting. The annual organizational meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders and at the same place, without the requirement of any notice other than this provision of the By-Laws, or at such other date, time and place as the Board of Directors may determine.

Section 9. Regular Meetings: Notice. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors or the Chairman may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed previously.

Section 10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by (i) order of the Chief Executive Officer, the Chairman or the majority of the directors then in office, or (ii) order of the Vice Chairman or the chair of any committee with the support of at least two other directors. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each director, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 11. Waiver of Notice. Whenever any notice is required to be given to a director of any meeting of the Board of Directors or any committee thereof for any purpose under the provisions of law, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 12. Quorum and Manner of Acting. Except where otherwise provided by law, a majority of the number of directors fixed by resolution of the Board of Directors at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given.

Section 13. Order of Business. At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 14. Resignation of Director. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary. Unless the resignation is contingent on acceptance by the Board of Directors, or as otherwise stated in the notice of resignation, it shall take effect when delivered.

Section 15. Committees. (a) In addition to the operations and strategy committee authorized by Article IV of these By-Laws, other committees may be designated by the Board of Directors by a resolution adopted by the number of directors required to take action under Article III, Section 12 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

(b) The Board of Directors may appoint members to each committee meeting any applicable qualifications set forth in that committee’s charter at the Board of Directors’ annual organizational meeting or at such other time as the Board of Directors may determine. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present and not disqualified from voting, whether or not a quorum, may appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Unless the Board of Directors otherwise prescribes by resolution, such committee member will serve until he or she ceases to be a director, resigns or is removed. Any vacancy occurring on any committee may be filled by the Board of Directors. Each committee may delegate any of its responsibilities to the chair or another committee member, unless prohibited by law, regulation or national securities exchange listing standards (if any).

(c) A committee may meet in person or by telephone, video conference or other communications equipment by means of which all persons participating in such meeting can hear each other, and may act by unanimous written consent.

(d) Unless the Board of Directors otherwise prescribes by resolution, a majority of a committee’s members constitutes a quorum for the transaction of business at a committee meeting, and the affirmative vote of a majority of the committee members present at a meeting at which there is a quorum present will be the act of that committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

ARTICLE IV

Operations and Strategy Committee

Section 1. How Constituted and Powers. The Board of Directors, by resolution adopted pursuant to Article III, Section 15 hereof, may designate three directors to constitute an operations and strategy committee, who shall serve at the pleasure of the Board of Directors. The operations and strategy committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2. Meetings. Meetings of the operations and strategy committee may be called by the chairman of the committee or by any two members of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

ARTICLE V

Officers

Section 1. Election and Designation. The officers of the Corporation shall be elected by the Board of Directors and may include a Chief Executive Officer, a President of the Corporation (the “President”), a Chief Financial Officer of the Corporation (the “Chief Financial Officer”), one or more Vice Presidents (each, a “Vice President”), a Controller of the Corporation, a Treasurer of the Corporation (the “Treasurer”), a Secretary, and such other officers or assistant officers as the Board of Directors deems necessary or advisable with such powers and duties as prescribed herein or by the Board of Directors. The same person may hold any two or more offices.

Section 2. Appointment, Term of Office and Qualifications. The Board of Directors may authorize any duly elected officer to appoint one or more other officers or assistant officers. Unless the Board of Directors otherwise prescribes by resolution, each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death or removal.

Section 3. Vacancies. If any vacancy shall occur among the officers or assistant officers of the Corporation, the Board of Directors, or any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer, may fill such vacancy.

Section 4. Removal. The Board of Directors may remove any officer or assistant officer at any time either with or without cause. Any officer or assistant officer appointed by another officer may likewise be removed by such officer.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be in charge of the Corporation’s business and affairs under the basic policies set by the Board of Directors and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to the Board of Directors’ notice. The Chief Executive Officer shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors.

Section 6. President. The President shall perform such senior duties as he may agree with the Chief Executive Officer or as shall be assigned to him or her by the Board of Directors.

Section 7. Vice Presidents. One or more Vice Presidents, including Executive Vice Presidents of the Corporation (each, an “Executive Vice President”), shall assist the Chief Executive Officer in carrying out his or her respective duties and shall perform those duties that may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.

Section 8. Chief Financial Officer. The Chief Financial Officer shall be an Executive Vice President and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The Secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the Secretary’s office, or as the Board of Directors, Chairman or Chief Executive Officer may from time to time prescribe.

Section 10. Assistant Officers. In the absence or disability of an officer, one or more assistant officers shall perform all of the duties of the officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the officer. Assistant officers shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or an officer. Assistant officers need not be officers of the Corporation and shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE VI

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1. Contracts. Except as the Board of Directors may, from time to time, otherwise provide, the Chief Executive Officer, any Executive Vice President and such other persons as the Chief Executive Officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation. The Board of Directors, in its discretion, may authorize the power to execute any contract or other instrument on behalf of the Corporation to the chairman of a committee of the Corporation. Except as the Board of Directors may, for time to time, otherwise provide, no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2. Loans. The Chief Executive Officer, any Executive Vice President and such other persons as the Chief Executive Officer or the Board of Directors may authorize shall have the power to borrow money for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and in connection with such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3. Voting of Stock and Other Interests Held. The Chief Executive Officer, any Executive Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other entity at meetings of the holders of the capital stock or other interests of such other entity, or to consent in writing to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the Chief Executive Officer, any Executive Vice President or the Secretary may attend in person any meeting of the holders of capital stock or other interests of such other entity and thereat vote or exercise any and all powers of the Corporation as the holder of such capital stock or other interests of such other entity.

ARTICLE VII

Certificates Representing Shares

Shares of the Corporation may but need not be certificated and the Board of Directors may provide by resolution or resolutions that some or all of the shares of one or more classes or series of capital stock of the Corporation be uncertificated. Shares represented by certificates shall be signed by the Chairman, President or any Vice President and the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class and series of the Corporation. The Corporation shall replace certificates that become destroyed, stolen, mutilated or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen, mutilated or lost, together with any indemnity that may be reasonably required by the Corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

ARTICLE VIII

Distributions

Subject to the rights of any class or series of stock set forth in the Certificate of Incorporation, the Board of Directors may from time to time, in its discretion, declare payment of dividends or other distributions on its outstanding shares of capital stock in such manner and upon such terms and conditions as are permitted by the Certificate of Incorporation and the DGCL.

ARTICLE IX

Seal

The Board of Directors may provide a suitable seal or seals, which shall be in the form of a circle, and shall have inscribed thereon the full name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.”

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall end on the Sunday nearest to December 31 of each year.

ARTICLE XI

Amendment

Subject to any limitations provided in the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal the By-Laws. Notwithstanding the foregoing, the stockholders may adopt amend, amend or repeal the By-Laws as provided in the Certificate of Incorporation.

ARTICLE XII

Unavailability of Officers

In the event an officer of the Corporation is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Corporation to fill such position on a temporary basis. Any person so elected shall have such title as the Board of Directors may confer and, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or the Board of Directors removes such officer.